EXHIBIT 99.1

Zomedica Announces First Quarter 2021 Financial Results

ANN ARBOR, Mich, May 12, 2021 (GLOBE NEWSWIRE) -- Zomedica Corp. (NYSE American:ZOM) (“Zomedica” or “Company”), a veterinary health company creating point-of-care diagnostics products for dogs and cats, today reported consolidated financial results for the three months ended March 31, 2021. Amounts, unless specified otherwise, are expressed in U.S. dollars and presented under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Robert Cohen, Zomedica’s Chief Executive Officer, commented: “Our first product, TRUFORMA®, now is on the market and we are building out our direct sales organization to reach our customers; we are working hard with Qorvo Biotechnologies, our technology partner, to complete additional assays to complement the initial three that are currently available to customers; and we have cash and cash equivalents of more than $250 million to support our commercialization efforts and our product and corporate growth plans. We believe that we are well-positioned for success.”

Summary First Quarter 2021 Results

Zomedica recorded net loss and comprehensive loss for the three months ended March 31, 2021 of approximately $4.0 million and incurred a direct charge to retained earnings as a result of the exchange of the Series 1 preferred shares of approximately $32.0 million, resulting in a net loss of $0.04 per share compared to a loss of approximately $2.5 million, or $0.02 per share for the three months ended March 31, 2020.

Revenue for the three months ended March 31, 2021 was $14,124 and resulted from the sale of our TRUFORMA® products and associated warranties. We commenced commercialization of TRUFORMA® on March 15, 2021 and accordingly had only limited sales activity in the first quarter of 2021. We expect that revenue will increase in subsequent periods as we increase our sales and marketing activities and have full periods during which we obtain sales and record related revenue.

Cost of revenue for the three months ended March 31, 2021 was $5,658. As noted above, commercialization of TRUFORMA® commenced on March 15, 2021. We expect that cost of revenue will increase as we sell additional products in subsequent periods.

Research and development expense for the three months ended March 31, 2021 was approximately $0.4 million compared to approximately $0.6 million for the three months ended March 31, 2020, a decrease of approximately $0.2 million, or 34%. The decrease was a result of an overall reduction in research and development activity as we curtailed our drug development activities, and a reduction in development costs related to TRUFORMA® as we completed development of the instrument and three of the first five assays and began commercialization.

Selling, general and administrative expense for the three months ended March 31, 2021 was approximately $3.5 million, compared to approximately $1.7 million for the three months ended March 31, 2020, an increase of approximately $1.8 million, or 105%. The increase primarily was due to an increase in share-based compensation expense which was approximately $1.3 million for the three months ended March 31, 2021 compared to approximately $0.2 million for the comparable period in 2020 as a result of stock option grants made during the first quarter of 2021. Other significant increases include professional fees incurred in connection with the exchange of the Series 1 preferred shares, and fees associated with SEC filings for $.7 million.

Liquidity and Outstanding Share Capital

Zomedica had cash and cash equivalents of approximately $276.6 million as of March 31, 2021, compared to approximately $1.5 million as of March 31, 2020. The increase in cash during the three months ended March 31, 2021 is mainly a result of the cash flows from financing activities, partially offset by cash flows used in operating and investing activities as discussed below.

As of March 31, 2021, Zomedica had shareholders’ equity of approximately $277.5 million. After giving effect to exercises of warrants and stock option exercises in April 2021, as of May 10, 2021, Zomedica’s pro forma shareholders’ equity at March 31, 2021 would have been approximately $278.2 million.

Net cash used in operating activities for the three months ended March 31, 2021 was approximately $2.6 million, compared to approximately $2.2 million for the three months ended March 31, 2020, an increase of approximately $0.4 million, or 21%. The increase in cash used in operations primarily resulted from the increase in our operating loss, as well inventory purchases of approximately $0.3 million related to our preparation for commercialization of our TRUFORMA® product, as well as changes in working capital items, offset in part by an increase in non-cash expenses including stock-based compensation of approximately $1.3 million, loss on fixed asset dispositions of approximately $0.2 million and positive changes in other non-cash items..

Net cash used in investing activities for the three months ended March 31, 2021 was $18,026, compared to cash from investing activities of approximately $1.0 million for the three months ended March 31, 2020, a decrease of approximately $1.0 million, or 102%. The decrease primarily resulted from cash received from the repurchase of our previously prepaid lease for approximately $1.0 million during the first quarter of 2020.

Net cash from financing activities for the three months ended March 31, 2021 was approximately $217.3 million, compared to approximately $2.2 million for the three months ended March 31, 2020, an increase of $215.1 million, or 9,997%. Cash from financing activities in the first quarter of 2021 primarily resulted from approximately $199.5 million of proceeds from the February 2021 public offering of our common shares, partially offset by stock issuance costs of approximately $14.3 million.

As of March 31, 2021, Zomedica had an unlimited number of authorized common shares with 972,092,308 common shares issued and outstanding.

As of May 10, 2021, Zomedica had 974,350,084 common shares issued and outstanding.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR or visit the Zomedica website at www.ZOMEDICA.com.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for dogs and cats by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include innovative diagnostics and medical devices that emphasize patient health and practice health. It is Zomedica’s mission to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory

Except for statements of historical fact, this news release contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to American economic growth, demand for the Company’s products, the Company’s ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to supply equipment and assays in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations: risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contacts
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